UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	February 13, 2007

Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)

(414) 224-2616
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

        On February 13 2007, the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Journal Communications, Inc. (the “Company”) recommended to the full Board that Ms. Ellen F. Siminoff be elected to the Board. On February 13, 2007, Ms. Siminoff was elected to the Board by the vote of the Board without shareholder approval. Ms. Siminoff will serve as a Class I director (and, thereby, be up for election at the 2007 annual meeting of shareholders) and she has not yet been appointed to any Committees of the Board.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        Prior to the election of the new director described in Item 5.02 of this Current Report on Form 8-K, the Board approved an amendment to Section 3.01 of Article III of the Company’s Bylaws, as amended, to increase the size of the Board from eight directors to nine directors, divided into three classes consisting of three, three and three directors. This amendment was effective on February 13, 2007.

        In order to reflect recent changes in the Wisconsin Business Corporation Law regarding the size and powers of committees of boards of directors of Wisconsin corporations like the Company, the Board also approved an amendment to Section 3.13 of Article III of the Company’s Bylaws, as amended, to decrease the minimum number of directors required to serve on each committee of the Board and to reduce the number of restrictions on the ability of committees of the Board to exercise the authority of the Board. This amendment was also effective on February 13, 2007.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(3.1)	Amendments to the Bylaws of Journal Communications, Inc. effective February 13, 2007.

(3.2)	Bylaws of Journal Communications, Inc., as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.
Date: February 15, 2007	By: /s/ Mary Hill Leahy
Mary Hill Leahy
Senior Vice President, General Counsel
and Chief Compliance Officer

JOURNAL COMMUNICATIONS, INC.

EXHIBIT INDEX TO FORM 8-K
Report Dated February 13, 2007

Exhibit No.

(3.1)	Amendments to the Bylaws of Journal Communications, Inc. effective February 13, 2007.

(3.2)	Bylaws of Journal Communications, Inc., as amended.